SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 24, 2000

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513)792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release announcing the intention of its president, Thomas Wilson, to purchase up to 100,000 shares of the company's stock.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated May 24, 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: May 25, 2000	By: /s/ Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Contacts:	Ken Di Paola
The Dilenschneider Group
(212) 922-0900

LCA-VISION PRESIDENT THOMAS WILSON

TO PURCHASE UP TO 100,000 SHARES OF COMPANY STOCK

Cincinnati -- May 24, 2000--Thomas Wilson, the president and chief operating officer of LCA-Vision Inc. (NASDAQ NM: LCAV) announced today that he intends to purchase up to an additional 100,000 shares of the company's common stock in the open market.

The proposed purchase is in addition to Mr. Wilson's previously granted options to purchase 100,000 shares of LCA-Vision common stock. The purchases will be made for long-term investment purposes. Mr. Wilson may, subject to market and other conditions, make additional investments in or dispositions of common shares in future.

LCA-Vision currently owns and operates 25 laser vision correction centers in the U.S., Canada, and Europe.

For additional information, please visit our websites at www.lca-vision.com and www.lasikplus.com.

# # #